UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MedGen, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	7374	88-0501944
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

17 Southwell Road

Winnipeg, Manitoba  R2G 2X2 Canada

tel. no 204-612-3404

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

InCorp Services, Inc.

1910 Thomes Ave

Cheyenne, WY 82001 USA

(800) 246-2677 (Tel.)

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Primary Offering
Common Stock	25,000,000,000	$0.0001	$2,500,000	$324.50
Secondary Offering
Common Stock	75,000,000,000	$0.0001	$7,500,000	$973.50
Total	100,000,000,000	$0.0001	$10,000,000	$1,298.00

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

COPIES OF COMMUNICATIONS TO:

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89103

(702) 982-5686 (Tel.)

EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “Registration Statement”) is being filed to register the sale of up to 25,000,000,000 common shares at a fixed price of $0.0001 per share in a direct offering (the “Primary Offering”) and the sale by the selling security holders of up to 75,000,000,000 common shares (the “Secondary Offering”) at a price of $0.0001 per share or at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  See “Plan of Distribution” contained in the prospectus.

We will only receive proceeds under the Primary Offering and we will not receive any proceeds from the sale of shares in the Secondary Offering. See “Use of Proceeds,” “Plan of Distribution and Determination of Offering Price” and “Dilution” as contained in the prospectus.

This Registration Statement contains only one prospectus and such prospectus will be the sole prospectus for the Primary Offering and the Secondary Offering.

SUBJECT TO COMPLETION, October 23, 2020

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

MEDGEN, INC.

PROSPECTUS

25,000,000,000 PRIMARY SHARES

75,000,000,000 SECONDARY SHARES

We are offering up to 25,000,000,000 Shares in a direct offering (the “Primary Offering”). The shares will be offered at a fixed price of $0.0001 per share for the duration of the Primary Offering, even if our stock price in the market reflects differently. There is no minimum number of shares that must be sold by us for the Primary Offering to proceed and there is no assurance that we will sell any shares under the Primary Offering.  We will retain the proceeds from the sale of any of the offered shares.  The shares to be sold by us will be sold on our behalf by our officer and directors on a best efforts basis.   They will not receive any commission on proceeds from the sale of our common shares on our behalf.  See “Plan of Distribution and Determination of Offering Price.”

The selling security holders named in this prospectus are offering 75,000,000,000 common shares (the “Secondary Offering”).  We will not receive any proceeds from the sale of shares being sold by selling security holders.

The prices at which the selling security holders may sell their shares will be at a price of $0.0001 per share or, if we are quoted on the OTCQB, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. The selling security holders may resell their shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  In addition, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be an “underwriter” in connection with such sales.  The selling security holders named in this prospectus will bear the costs of all commission or discounts, if any, attributable to the sale of their shares.  We are bearing the costs, expenses and fees associated with the registration of the common shares in this prospectus.  See “Plan of Distribution and Determination of Offering Price.”

The Primary Offering and the Secondary Offering will terminate one year after this registration statement is declared effective by the SEC.  We do not have any arrangements to place any proceeds of the offering in escrow, trust or any other similar account.

As of the date of this prospectus, we have a ticker symbol “MDIN” but there is no active public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus titled “Risk Factors” on page 3 before buying any common shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated October 23, 2020

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MEDGEN, INC.

PROSPECTUS

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SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Medgen” refers to Medgen, Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our common shares.

Our Business

On June 25, 2020, we acquired 9430075 Canada Ltd. (“Magnifind”) in a share exchange transaction whereby we issued 1,000,000 shares of our newly created Series C Preferred Stock in exchange for all of the capital stock of Magnifind held by the shareholders of Magnifind. Magnifind is now our wholly owned operating subsidiary.

As a result, through our operating subsidiary, we are in the business of providing better healthcare to patients through our website, magnifind.health,   For professionals, magnifind.health is an affordable, cost effective, and trackable platform that efficiently helps attract and acquire new patients. With seamless technology, professionals can track patient calls in real-time and maintain and update their professional information on their customized personal office dashboard.

Our principal executive office is located at 17 Southwell Road, Winnipeg, Manitoba R2G 2X2 Canada. Our phone number is 204-612-3404. Our website is magnifind.health. The information in our website is not made part of this Prospectus.

Our independent registered public accountant has issued an audit opinion for our company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. If we are unable to obtain additional funds our business may fail. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business" and" Use of Proceeds").

Proceeds from this offering will be used to implement our business plan over the next twelve months. We require minimum funding of $75,000, which will be combined with our existing operating capital to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $75,000, our business may fail. Even if we raise $75,000 from this offering, we will need more funds to develop our growth strategy. We expect that we will need the maximum of $2,500,000 from this offering to pursue our growth plans for the next twelve months. Without these funds, we will be unable to achieve our growth plans.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

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The Offering

Common Shares Offered by Us:	25,000,000,000 common shares at a fixed price of $0.0001 per share.
Common Shares Offered by the Selling Security Holders:	75,000,000,000 common shares at a price of $0.0001 per share or at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.
Minimum Number of Common Shares To Be Sold in This Offering:	None.
Number of Shares Outstanding Before the Offering:	3,010,314,753 common shares are issued and outstanding as of the date of this prospectus.
Use of Proceeds:	Any proceeds that we receive from the Primary Offering will be used by us to pay for the expenses of this offering and as general working capital. We will not receive any proceeds from the sale or other disposition of the Secondary Offering covered by this prospectus. See “Use of Proceeds”

Risk Factors:	You should consider the matters set forth under “Risk Factors” beginning on page 3, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before deciding to invest in shares of our common stock.

Summary Financial Information

Balance Sheet Data	December 31, 2019	June 30, 2020
Cash	$110	$129
Total Assets	$0	$840
Liabilities	$43,626	$91,459
Total Stockholders’ Equity	$(42,839)	$(90,619)

Statement of Operations	Year Ended September 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Revenue	$1,051	$417	368
Income (Loss) for the Period	$(15,539)	$(8,697)	$(18,901)

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RISK FACTORS

An investment in our common shares involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common shares. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common shares, if we publicly trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We are a startup company. We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors, in their opinion dated June 23, 2020, have stated that our net losses and minimal revenues raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements.  We seek to raise operating capital to implement our business plan in an offering of our common stock.  Our plan specifies a minimum amount of $75,000 in additional operating capital to operate for the next twelve months. Our long-term plans are for $2,500,000. However, there can be no assurance that such offering will be successful. You may lose your entire investment.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to continue with our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. The funds from this offering will be used for working capital and to pay for our expenses associated with being a public entity. We will need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $3 to $5 million to achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

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We may be unsuccessful in achieving broad market education and changing healthcare provider habits.

Our success and future growth largely depend on our ability to increase healthcare provider awareness of our platform and offerings, and on the willingness of healthcare providers to access information and use our platform as a place to connect with patients. To effectively market our platform, we must educate healthcare workers about the various purchase options and the benefits of using Magnifind.Health when seeking information about patient consumers to connect with. We focus our marketing and education efforts on consumers and healthcare providers, pharmacists and other participants that interact with subscribing physicians. However, we cannot assure you that we will be successful in changing healthcare provider marketing habits or that we will achieve broad market education or awareness among treating physicians. Even if we are able to raise awareness among healthcare providers, they may be slow in changing their habits and may be hesitant to use our platform for a variety of reasons, including:

▪	lack of experience with our company and platform, and concerns that we are relatively new to the industry;
▪	perception that our platform does not provide adequate marketing for treating physicians;
▪	concerns about the privacy and security of the data that consumers share with or through our platform;
▪	competition and negative selling efforts from competitors, including competing platforms and price matching programs; and
▪	perception regarding the time and complexity of using our platform.

If we fail to achieve broad market education of our platform and/or fail to convince medical professionals to subscribe for our services, or if we are unsuccessful in changing treating physician marketing habits, our business, financial condition and results of operations would be adversely affected.

We cannot assure you that Magnifind.Health will be able to develop the infrastructure necessary to achieve the potential sales growth.

Achieving revenue will require that that we develop a functional platform and build the necessary infrastructure to support sales, technical and client support functions. We cannot assure you that we can develop this infrastructure or will have the capital to do so and no commitments for needed capital are in place. We will continue to design plans to establish growth, adding sales and sales support resources as capital permits, but at this time these plans are untested. If we are unable to use any of our anticipated marketing initiatives or the cost of such initiatives were to significantly increase or such initiatives or its efforts to satisfy existing clients are not successful, we may not be able to attract clients or retain existing clients on a cost-effective basis and, as a result, our revenue and results of operations would be affected adversely.

The healthcare regulatory and political framework is uncertain and evolving, and we cannot predict the effect that further healthcare reform and other changes in government programs may have on our business, financial condition or results of operations.

Healthcare laws and regulations are rapidly evolving and may change significantly in the future, which could adversely affect our financial condition and results of operations. For example, the Affordable Care Act, which includes a variety of healthcare reform provisions and requirements that may become effective at varying times through 2022, substantially changes the way healthcare is financed by both governmental and private insurers, and may significantly impact our industry. Further changes to the Affordable Care Act and related healthcare regulation remain under consideration. In addition, current proposals to implement a single payer or “Medicare for all” system in the U.S., if adopted would likely have a material adverse effect on our business. The full impact of recent healthcare reform and other changes in the healthcare industry and in healthcare spending is unknown, and we are unable to predict accurately what effect the Affordable Care Act or other healthcare reform measures that may be adopted in the future will have on our business.

The healthcare industry is rapidly evolving and the market for technology-enabled services that empower healthcare consumers is relatively immature and unproven. If we are not successful in promoting and improving the benefits of our platform, our growth may be limited and our business may be adversely affected.

The market for our products and services is subject to rapid and significant change and competition. The market for technology-enabled services that empower healthcare consumers is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing customer needs, existing competition and the entrance of non-traditional competitors. In addition, there may be a limited-time opportunity to achieve and maintain a significant share of this market due in part to the rapidly evolving nature of the healthcare and technology industries and the substantial resources available to our existing and potential competitors. The market for technology-enabled services that empower healthcare consumers is relatively new and unproven, and it is uncertain whether this market will achieve and sustain high levels of demand and market adoption.

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Our success depends to a substantial extent on the willingness of consumers to increase their use of technology platforms to manage their healthcare options, the ability of our platform to increase consumer engagement, and our ability to demonstrate the value of our platform to our potential customers. If customers do not recognize or acknowledge the benefits of our platform or our platform does not drive consumer engagement, then the market for our products and services might develop more slowly than we expect, which could adversely affect our operating results. In addition, we have limited insight into trends that might develop and affect our business. We might make errors in predicting and reacting to relevant business, legal and regulatory trends, which could harm our business. If any of these events occur, it could materially adversely affect our business, financial condition or results of operations.

Finally, our competitors may have the ability to devote more financial and operational resources than we can to developing new technologies and services, including services that provide improved operating functionality, and adding features to their existing service offerings. If successful, their development efforts could render our services less desirable, resulting in the loss of our existing customers or a reduction in the fees we earn from our products and services.

Failure to comply with extensive and complex healthcare laws and regulations may have a material adverse effect on our business.

Healthcare is an extremely complex and regulated industry in the U.S. There are many laws and regulations that could have a material effect on our business. We have taken, and will continue to take, precautions to ensure compliance with applicable statutes and regulations; however there is no guarantee we will be successful in our efforts, and even an unintentional violation of law could have a material adverse effect on our operations and business.

We are subject to privacy regulations regarding the access, use and disclosure of personally identifiable information. If we or any of our third-party vendors experience a breach of personally identifiable information, it could result in substantial financial and reputational harm, including possible criminal and civil penalties.

State and federal laws and regulations govern the collection, dissemination, access and use of personally identifiable information, including HIPAA and HITECH, which govern the treatment of protected health information, and the Gramm-Leach Bliley Act, which governs the treatment of nonpublic personal information. Privacy regulation has become a priority issue in many states, including California, which in 2018 enacted the California Consumer Privacy Act broadly regulating the sale of California residents’ personal information and providing California residents with various rights to access and delete data. In the provision of services to our customers, we and our third-party vendors may collect, access, use, maintain and transmit personally identifiable information in ways that are subject to many of these laws and regulations. Although we have implemented measures to comply with privacy laws, rules and regulations, we may experience data privacy incidents. Any unauthorized disclosure of personally identifiable information experienced by us or our third-party vendors could result in substantial financial and reputational harm, including possible criminal and civil penalties. In many cases, we are subject to HIPAA and other privacy regulations because we are a business associate providing services to covered entities; as a result, the covered entities direct HIPAA compliance matters in the event of a security breach, which complicates our ability to address harm caused by the breach. Additionally, we may be required to report breaches to partners, regulators, state attorney generals, and impacted individuals depending on the severity of the breach, our role, legal requirements and contractual obligations. Continued compliance with current and potential new privacy laws, rules and regulations and meeting consumer expectations with respect to the control of personal data in a rapidly changing technology environment could result in higher compliance and technology costs for us.

Although we do not provide medical care, we could be a party to medical malpractice claims, which could have a material adverse effect on our business.

We do not provide medical care. Rather, we help connect consumers and employers to providers of medical care, products and services. However, we could be a party to lawsuits related to the service we provide, and that could include risk of medical malpractice claims which could increase our insurance premiums, expose us to legal defense cost, and/or impact the brand of the Company, which could lead to a reduction in the number of customers we have and could have a material adverse effect on our revenues and profits.

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Our business depends on the development and maintenance of the internet infrastructure.

The success of our services will depend largely on the development and maintenance of the internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the number of users and amount of traffic. The internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements or problems caused by viruses, worms, malware and similar programs may harm the performance of the internet. The backbone computers of the internet have been the targets of such programs. The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of internet usage generally as well as the level of usage of our services, which could adversely impact our business.

In the event that we are unable to successfully compete in the healthcare industry, we may not be able to achieve profitable operations.

We face substantial competition in the healthcare industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our platform will outperform competing platforms or those competitors will not develop new features that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their platform services, then it may not be possible for us to market our platform at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;
▪	Price reductions and lower profit margins;
▪	The inability to develop and maintain our platform with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products and services that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

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We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary products. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

▪	difficulties integrating personnel from acquired entities and other corporate cultures into our business;
▪	difficulties integrating information systems;
▪	the potential loss of key employees of acquired companies;
▪	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or
▪	the diversion of management attention from existing operations

Our commercial success depends significantly on our ability to develop and commercialize our platform and services without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

RISKS RELATED TO LEGAL UNCERTAINTY

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company, we will not be required to provide a report on the effectiveness of its internal controls over financial reporting until our second annual report, and we will be exempt from auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

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If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of our officers and directors, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in the tech industry. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified bilingual and “people friendly” personnel in the locations where we principally operate. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

We recently completed an acquisition of 9430075 Canada Ltd. and issued to the shareholders of that company 1,000,000 shares of Series C Preferred Stock, which shares collectively have 70% voting power. These shareholders, whose interests may differ from other stockholders, have the ability to exercise significant control over us. They are able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company.  They could prevent transactions, which would be in the best interests of the other shareholders. Their interests may not necessarily be in the best interests of the shareholders in general.

Our officers and directors do not have any prior experience conducting a best-efforts offering or management a public company.

Our officers and directors do not have any experience conducting a best effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

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 Risks Related To Ownership of Our Shares

As there is no minimum for our Primary Offering, if only a few persons purchase shares, they may lose their investment as we may be unable to make a significant attempt to implement our business plan.

Since there is no minimum number of shares that must be sold directly under this Primary Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. As such, we may not be able to meet the objectives we state in this prospectus or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail. If our business fails, investors will lose their entire investment.

We are selling this Primary Offering without an underwriter and may be unable to sell any shares.

This Primary Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our officers and directors, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the maximum amount of proceeds from this Primary Offering, we may have to seek alternative financing to implement our plan of operations.

We may have difficulty selling shares under our Primary Offering because the selling shareholders are concurrently offering their shares under the Secondary Offering.

We may have difficulty selling shares under our Primary Offering because we may be competing with the selling security holders who are concurrently offering their shares under the Secondary Offering. In the event that our common shares are quoted on the OTC Bulletin Board or OTCQB, the selling security holders will not be required to sell their shares at a fixed price of $0.0001 per share.  Accordingly, the selling security holders may reduce the price of their shares which may hinder our ability to sell any shares under the Primary Offering.

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

Since our inception, we have relied on sales of our common shares to fund our operations.  We will likely be required to conduct additional equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common shares in order to fund our business operations. If we issue additional shares, your percentage interest in us could become diluted.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTCQB. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTCQB or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

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Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  government regulation of our products and services;
  the establishment of partnerships with tech healthcare companies;
  intellectual property disputes;
  additions or departures of key personnel;
  sales of our common stock
  our ability to integrate operations, technology, products and services;
  our ability to execute our business plan;
  operating results below expectations;
  loss of any strategic relationship;
  industry developments;
  economic and other external factors; and
  period-to-period fluctuations in our financial results.

Because we are a start-up company with no revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

Because our directors are not independent they can make and control corporate decisions that may be disadvantageous to other common shareholders.

We intend to apply to have our common shares quoted on the OTC Bulletin Board inter-dealer quotation system or OTCQB, neither of which have director independence requirements.  Using the definition of “independent” in NASDAQ Rule 5605(a)(2), we have determined that none of our directors are independent. Our directors have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  They also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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 Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt.  There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus. However, our management has the discretion to use the money as it sees fit and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our securities are considered a penny stock.

Because our securities are considered a penny stock, shareholders will be more limited in their ability to sell their shares. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

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USE OF PROCEEDS

Primary Offering

We are offering a total of 25,000,000,000 shares at a price of $0.0001 per share under our Primary Offering.  The shares being offered by us are being offered without the use of underwriters or broker-dealers and will be sold by our officers and directors.  No commissions or discounts will be paid in connection with the sale of the shares being offered by us.

The following table below sets forth the net proceeds assuming the sale of 25%, 50%, 75% and 100% of the Primary Offering. See also “Plan of Operation”.

Item	25%	50%	75%	100%
Gross proceeds	$625,000	$1,250,000	$1,875,000	$2,500,000
Estimated offering expenses	$15,000	$15,000	$15,000	$15,000
Net proceeds	$610,000	$1,235,000	$1,860,000	$2,485,000

We plan to use the net proceeds of the Primary Offering as set forth below (all amounts listed below are estimates):

Item	25%	50%	75%	100%
Legal and Accounting	$60,000	$60,000	$60,000	$60,000
Insurance	$10,000	$10,000	$10,000	$10,000
Communications	$1,000	$2,000	$3,000	$4,000
Office Equipment	$5,000	$10,000	$15,000	$20,000
Recruitment	$0	$0	$20,000	$40,000
Management & Administration	$100,000	$150,000	$150,000	$150,000
Web Developers	$80,000	$160,000	$180,000	$250,000
Quality Assurance Engineers	$30,000	$70,000	$140,000	$200,000
Software Licenses	$1,000	$2,000	$2,500	$3,000
Hardware	$15,000	$30,000	$40,000	$50,000
Hosting	$2,500	$5,000	$7,500	$10,000
Online Advertising	$100,000	$100,000	$250,000	$500,000
Offline Advertising	$0	$0	$100,000	$250,000
Sales Materials (brochures and etc)	$2,500	$5,000	$7,500	$10,000
Community Managers	$60,000	$80,000	$160,000	$200,000
Advertising specialists	$25,000	$80,000	$80,000	$80,000
Sales Personnel	$100,000	$200,000	$350,000	$450,000
Working Capital	$18,000	$271,000	$284,500	$648,000
Total	$610,000	$1,235,000	$1,860,000	$2,485,000

The principal purposes of this offering is to raise sufficient capital for us to implement our business plan, become a reporting under the Exchange Act and create a public market for our common shares.  If we are unable to sell any shares under the Primary Offering, we have sufficient funds to pay the costs of this offering.  However, expenses associated with meeting our reporting obligations under the Exchange Act will take priority over anything else.

Secondary Offering

The common shares offered by the selling security holders are being registered for the account of the selling security holders identified in this prospectus.  All net proceeds from the sale of these common shares will go to the respective selling security holders who offer and sell their common shares.  We will not receive any part of the proceeds from such sales of common shares.

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SELLING SECURITY HOLDER

Table of Selling Shareholder

The selling security holder named in this prospectus is offering all of the 75,000,000,000 common shares offered through this prospectus. On or about August 24, 2018, we entered into a Note Settlement and Debt Restructuring Agreement with Antevorta Capital Partners, Ltd. (“Antevorta”) that allows Antevorta to convert two convertible promissory notes, issued on August 7, 2018, into a total of 75,000,000,000 shares of common stock at a conversion price of $0.00000044 per share. At no time will Antevorta be able to own more than 4.99% of the total outstanding shares in our company.

The following table provides as of October 23, 2020 information regarding the beneficial ownership of our common shares held the selling security holder, including:

1.	the number of shares beneficially owned by each prior to this Offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be beneficially owned by each upon completion of the Offering;
4.	the percentage owned by each upon completion of the Offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Security Holder(1)	Beneficial Ownership Before Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering(1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Antevorta Capital Partners Ltd.(3)	150,214,706(3)	4.99%	75,000,000,000	0	0%
TOTAL		4.99%	75,000,000,000	0	0%

Notes:

*	Represents less than 1%.
(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
(2)	Except as otherwise indicated, all shares are owned directly, and the percentage shown is based on 3,010,314,753 shares of common stock issued and outstanding on October 23, 2020.
(3)	Mr. Julius Csurgo is the beneficial owner of Antevorta. The number of shares beneficially owned represents the shares that Antevorta may acquire within 60 days after taking into consideration the beneficial limit of 4.99% of the outstanding shares of our common stock.

Except as disclosed above and in this Prospectus, none of the selling security holders:

(i)	has had a material relationship with us other than as a shareholder at any time within the past two years; or

(ii)	has ever been one of our officers or directors.

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PLAN OF DISTRIBUTION AND DETERMINATION OF OFFERING PRICE

Primary Offering

We are offering 25,000,000,000 shares at a fixed price of $0.0001 per share even if a public trading market for our common shares develops.  The $0.0001 fixed per share offering price for the duration of this offering was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares to be sold by us will be sold on our behalf by our officers and directors.  Our officers and directors will not receive commissions or proceeds or other compensation from the sale of any shares on our behalf.

Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

2.	They will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	They are not, nor will they be at the time of participation in the offering, an associated person of a broker-dealer; and

4.	They meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they: (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not brokers or dealers, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).

Secondary Offering

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the Selling Stockholder and any of its transferees, pledgees, assignees, donees, and successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Common Stock.

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	privately negotiated transactions;

▪	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

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▪	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

▪	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

▪	a combination of any such methods of sale; or

▪	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DILUTION

We intend to sell 25,000,000,000 shares of our Common Stock at a price of $0.0001 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 25,000,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration
	No of Shares	Percent	Amount	Percent	Price Per Share
Existing Shareholders	3,010,314,753	10.75%
Purchasers of Shares	25,000,000,000	89.25%	$2,500,000	10%	.0001
Total	28,010,314,753	100.0%

For Offering:

Percentage Shares sold	25%	50%	75%	100%
Number of shares	6,250,000,000	12,500,000,000	18,750,000,000	25,000,000,000
Total outstanding	18,750,000,000	12,500,000,000	6,250,000,000	0
Value per Share	$.0001	$.0001	$.0001	$.0001

Our historical net tangible book equity as of June 30, 2020 was $-91,009 or $-.00003 per share. Historical net tangible book deficit per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2020. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

If 100% of the offered shares are sold we will receive the maximum proceeds of $2,485,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $1,860,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $1,235,000 after offering expenses have been deducted. If 25% of the offered shares are sold we would receive $610,000 after offering expenses have been deducted.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 500,000,000,000 shares of common stock, with no par value per share, and 50,000,000 shares of preferred stock, no par value per share. As of October 23, 2020, there were 3,010,314,753 shares of our common stock issued and outstanding. Our shares are currently held by 134 stockholders of record. As of October 23, 2020,there were 1,100,000 shares of our preferred stock issued and outstanding, held by 4 shareholders of record.

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Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Series A Preferred Stock

On April 22, 2008, we filed a Certificate of Designation to establish a class of preferred stock, known as “Series A Preferred Stock.” The Series A Preferred Stock has the right to cast 1,000 votes on all matters submitted to a vote of the holders of the company’s common stock and voting preferred stock. The Series A Preferred Stock converts to common at 1,000 shares of common stock for each share of Series A Preferred.

There are currently 100,000 shares of Series A Preferred Stock outstanding.

Series C Preferred Stock

On July 1, 2020, we filed Articles of Amendment for Certificate of Designation to establish a class of preferred stock, known as “Series C Preferred Stock.” We designated 1,000,000 shares of preferred stock as Series C Preferred Stock. The Series C Preferred Stock has the right to cast 70% of the entire vote on all matters submitted to a vote of the holders of the company’s common stock and voting preferred stock. Upon an effective registration statement, the 1,000,000 outstanding shares of Series C Preferred Stock shall convert into a total of 350,000,000,000 shares of common stock.

There are currently 1,000,000 shares of Series C Preferred Stock outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Warrants

As of the date of this Prospectus, we have warrants to issue 100,000 shares of our common stock at a strike price of $0.00005 per share.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

Boyle CPA, LLC have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Boyle CPA, LLC has presented their report with respect to our audited financial statements. The report of Boyle CPA, LLC is included in reliance upon their authority as experts in accounting and auditing.

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OUR BUSINESS

Our Business

Magnifind.Health is the hub for health – a transformative first-to-market venture that addresses the current void in the world of health and wellness connections. Imagine Google, Facebook, and Amazon, but only for health and wellness – then you will have discovered Magnifind.Health. For the consumer, Magnifind.Health is a proprietary real-time business information and analytics system that instantly connects consumers who are looking for available options for their specific health issues and needs directly to health and wellness professionals, service providers, suppliers and associations through a secure online platform. For the professional, Magnifind.Health is an affordable, cost effective, and trackable platform that quickly helps attract and acquire new clients. From local to global, Magnifind.Health is built to connect.

Good health is vital for all of us! However, finding options and solutions for treatment is a challenge for consumers. Many industries from transportation (Uber, Lyft,) online banking (Fintech), travel (Trivago, Expedia), and retail (Amazon) have all undergone a technological transformation to more efficiently and effectively serve consumers. However, nothing has revolutionized the healthcare industry to empower the connection of the public and professionals. There is no platform connecting consumers with healthcare professionals in regard to specific medical conditions, treatments and proximity that provides both alternative and traditional solutions in one place. Why is proximity important? It is well known that consumers are more reluctant to travel distances to seek treatment, closer options are more likely to result in treatment being sought and obtained.

Magnifind.Health is a comprehensive 24/7/365 health and wellness online platform that connects people with health issues directly to health and wellness professionals, service providers, suppliers and associations in their geographic area and beyond. The business plan for Magnifind.Health has been created by its three founders to describe how Magnifind.Health will provide solutions for these health needs and to secure additional funding to enable the company to finalize concept testing, fully launch, and pursue growth during its first year.

Created in 2016, Magnifind.Health’s business model has received positive interest from a wide range of professionals, associations, health product suppliers and service providers. The health and wellness professional community has been very receptive to Magnifind.Health’s concept and its cost-effective methods of lead-generation for traditional and alternative health care providers. Magnifind.Health will be continually subscribing paying health and wellness professionals and supplementary services along with their treatment information to its client base as the key resource for consumers. Magnifind.Health is prepared to grow its professional client base by end of Year One to an expected 2,500 paying subscribed users, to recruit new association partners, to introduce the public to new health-related services, and to continuously attract new members of the public to join the Magnifind.Health community.

The Market

People are searching for health and wellness related information and contacts for their own health and wellness prevention or treatment or in their life role as caretaker - information for family and friends aged from pre-birth to 100. Magnifind.Health’s market research reveals 120 million health-related searches are conducted via Google every year in Canada. WebMD, just one health query website, reports 8 million visits per month from Canada alone. According to the Canadian Institute for Health Information (CIHI), Canadians spent approximately $253.5 billion on healthcare in 2018 with this level of expenditure expected to stay stable over the next few years. This equates to $6,839 per person (public and private).

Hundreds of thousands of traditional and alternative health-related professionals do business in Canada. In terms of traditional health care, Statistics Canada indicated that in Canada as of June 2017 there were 72,486 medical offices with employees and 98,965 sole proprietor medical offices. Add to these 14,895 offices providing a health care service for out-patient care from physical therapists to medical transport, this market segment totals 186,346 professionals. Alternative, non-traditional, and complementary health service provider numbers are more difficult to garner. While many health care products or services are regulated by Health Canada, regulatory requirements for midwives, massage therapists, acupuncture services, and other alternative health care services vary from Province to Province and accurate counts do not exist. Of interest, organizations such as the Canadian Examining Board are working to standardize, accredit and validate complementary healthcare practitioners thus this will change in future.

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Studies conducted by the Frasier Institute of Canada indicate that some 79% of Canadians have used complementary or alternative medicine (CAM) health services at least once but on average 9 times per year reportedly for “wellness” purposes. The estimated expenditure in Canada for CAM was $8.8 billion in the latter half of 2015 and first half of 2016. The most rapidly expanding therapies over the past two decades were identified as massage, yoga, acupuncture, chiropractic care, osteopathy, and naturopathy. While the study details use of CAM based on user surveys, it does not compile numbers of practitioners. Numbers will need to be aggregated from a variety of sources as the CAM community becomes more organized. For example, alternative health professional organizations such as the Natural Health Practitioners of Canada (predominantly massage therapies) report memberships as high as 6,000.

On average, health and wellness service providers may spend up to $10,000 or much more per year on marketing (PPC -pay per click, websites, newsletter services, social presence, television, radio, news print and online advertisements). These traditional advertising methods do not guarantee a lead or new client contact and the results of these services can rarely be measured. Our research indicates that traditional and alternative health care professionals, associations and supplementary suppliers are open to acquiring new clients through a new, cost-effective, efficient model such as Magnifind.Health.

As traditional and alternative health and wellness options continue to grow (and become more diverse) and home and workplace wellness become more of a priority to control costs on multiple fronts, so will the demand for Magnifind.Health’s facilitating services as it maintains current, relevant content, and a highly responsive service to connect consumers with health and wellness professionals.

One important market segment for Magnifind.Health will be individuals with disabilities as this community has significantly more medical needs than average. A special Statistics Canada survey conducted in 2017 found an estimated 6.2 million Canadians aged 15 or over had one or more disabilities that limited their daily activities, ability to work, and full participation in society.

The Operation

Magnifind.Health works as an online health and wellness support search engine that serves two customer bases: the client searching for health and wellness information, resources, and professionals; and the health and wellness professionals offering services and treatments, who are looking to promote their services and expand their client base. The primary goal of Magnifind.Health is to help people understand their health issues, educate themselves using authoritatively sourced data, and help them find treatment options by connecting them to the closest or selected health and wellness professional in their geographic area and beyond. In addition, Magnifind.Health promotes official partner health and wellness related associations by marketing their programs, services, support groups and events. We are committed to providing the most comprehensive online platform for health and wellness in the marketplace.

In turn, Magnifind.Health offers professionals a business enabling, cost effective, measurable and efficient way to acquire new clients initially directly by phone and soon online. Subscribing professionals will attract and acquire clients via the Magnifind.Health platform which includes a personalized dashboard for business/management information, keyword search opportunities, invoicing and more. Magnifind.Health will charge $10 per phone lead, plus a basic $10 monthly subscription fee for our service with packages available. Our team will market Magnifind.Health and our professional members through all the marketing channels available, promoting in Google and multiple other networks to ensure that professionals will continually experience the increased visibility needed to acquire new clients in a competitive marketplace.

Our Customers

Magnifind.Health’s major customer groups include:

▪	Businesses - The health and wellness professionals and ancillary services who will gain advantage and benefit from participating in Magnifind.Health will range from traditional services ie doctors, dentists, chiropractors, physical therapists to alternative services ie massage therapy, acupuncture, naturopathy to support services such as home care, transportation, home cleaning, and food provision/delivery. Health offices range in size from sole proprietors to medium and large clinics, Magnifind.Health’s services are applicable to all sizes of operations. Health product suppliers and pharmaceutical suppliers will also be represented in this customer group.

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▪	Governments - Magnifind.Health can act as a support to Government listings which may compile health and wellness information but cannot and do not provide active referrals. Magnifind.Health can supplement these information services.

▪	Consumers - Magnifind.Health has the capability and flexibility to serve a diversity of users:
o	People who are looking for health prevention information and resources to maintain their health
o	People who have health issues or a condition and have not found a treatment or service
o	People who have sought treatment but are looking for more information or a second opinion
o	People looking for complementary or alternative health and wellness options
o	People who have chronic conditions and are looking for information or sources of support
o	People looking for information to deal with dependents with health issues i.e. minor children, elderly family members
o	People looking for linkages to health and wellness associations to access programs, support groups, and services.

Products and Services

Magnifind.Health’s immediate offering of online core services and information will include a fulfilled (request, educate, response, connect) experience:

For consumers:

▪	ease of search for health information and service providers who can provide treatments;
▪	search capability, remembered search;
▪	condition descriptions;
▪	targeted professionals by location;
▪	details regarding professional services and contact information, insurance coverage, etc.;
▪	directory of service and product providers; and
▪	health information bulletins and a newsletter covering key and emerging health topics working with authoritative sources.

For professionals:

▪	extensive online and offline marketing leading to increased visibility;
▪	listings in directory with detailed promotion of services;
▪	complete descriptions of services and multiple office sites for clear communication to consumer;
▪	trackable client referral data;
▪	fixed and predictable pricing with no locked-in contract; and
▪	very affordable visibility, only pay by results.

Value-added/future products and services will include:

▪	as some 70% of internet traffic is conducted via mobile devices, Magnifind.Health’s in development mobile app will be key. The mobile app will also allow Magnifind.Health to gather and incorporate data that will help the consumer get increasingly accurate results. Studies show that 95% of Generation Z (born between 1995 and 2010) have a Smartphone, 25% before the age of 10! Knowing an app would be vital, the platform was built with specific application interfaces that will allow the transition to mobile use seamlessly;
▪	an ecommerce platform to sell health and wellness products;
▪	more robust educational services - articles, breaking news, health care developments links to research institutes;
▪	seminars, discussions forums, YouTube posts, Magnifind.Health TV;
▪	services for health and wellness service providers from website development to support applications;
▪	virtual care services with healthcare providers;
▪	client-segmented areas of focus including child health, senior health, dominating health conditions ie. heart and stroke, mental health, cancer, diabetes, and dementia, health prevention;
▪	provision of call center services for non-computer literate or remote users;
▪	data mining and analysis of trending health and wellness conditions based on client data;
▪	become an SaaS (Service as a Software) using the platform to host other services or licensing with other companies to use the platform;
▪	deeper partnering with associations to promote their services including events and conferences; and
▪	develop an online charitable donation platform with associations and foundations.

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Magnifind.Health’s management team and senior staff will meet on a regular basis to assess how products and services are meeting market expectations against set goals and objectives, if changes or re-direction are required staff and clients will be advised. The assessment meetings will also review the performance of key market segments and identify emerging segments that should be pursued.

Our Technology

Magnifind.Health’s proprietary technology platform is designed to create an engaging user experience for our service providers and guests. It also enables us to collect and verify the integrity of our professionals and helps us connect our guests with relevant local service providers. Key elements of our proprietary technology include:

Search – Magnifind.Health search technology combines structured and free-form content to allow members to search for service providers in numerous categories.

Service provider sales and targeting – Magnifind.Health uses a lead scoring engine to identify the most qualified service provider leads for our service provider sales representatives to target.

Membership and renewal tools – Magnifind.Health has developed sophisticated and proprietary tools for managing service providers and markets as well as highly localized and targeted service provider contracts.

Magnifind.Health has worked to ensure clients and customers will not encounter capacity or service delivery issues, the system has been built and will be maintained daily to ensure unlimited record holdings and robust, responsive search capability. Magnifind.Health is housed on a major server supplier; Magnifind.Health services will be available 24/7/365.

Pricing

Magnifind.Health pricing is based on three revenue generating streams. The first includes subscription-based packages sold on a monthly or yearly basis. The second is lead-generated calls connecting the consumer to the professional by virtue of their subscription to Magnifind.Health. The third stream is a fee for additional professional office/clinic locations or fees for additional services provided e.g. assistance with building a website.

Pricing was developed based on the projected numbers of professional registrants and their annual activity levels. In terms of costs, early professional registrants will get 6 months free of monthly subscription, then pay $60 for annual subscription plus $10 per customer generated call. There be additional billing for multiple sites. Billing will be applied to the credit card provided by the professional at registration.

Magnifind.Health will continually review its pricing strategy adopting policies such as loyal customers, perhaps special geographical rates, and heavy user discounts. Special offers maybe made during periods of high level of promotion or special pushes in certain areas or focused on targeted treatments/providers. If unanticipated competitors enter the market place, pricing packages may need to be reviewed.

Equipment and Suppliers

Key suppliers to Magnifind.Health will include legal and accounting services, web consultants, communications and marketing consultants, specialized writers, and general business suppliers. Indirect suppliers will be associations and organizations who will be stakeholders and contributors of information, contacts, and referrals, and in turn, partnering medical suppliers who will do direct fulfillment for orders generated by Magnifind.Health. Inventory control will be minimal consisting of office supplies, computer equipment, and printers, mailing supplies, and promotional materials.

Magnifind.Health will initially function via satellite (home based) offices. Start-up equipment needs will include office supplies, computers and printers, cell phones, and minimal office furniture. Initial technology costs are outlined in the financial section and will include the purchase of lap tops, printers, and cell phones/services. If additional space is required for meetings or events or storage, space will be rented in commercial facilities. Technology will be upgraded as needs warrant.

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Marketing and Sales

Magnifind.Health’s concerted marketing efforts in Year One will include promotion via online marketing channels such as digital video, organic search, search/display networks, social media, Search Engine Optimization, influencer marketing, as well as offline marketing including television, radio, billboard/bus boards, earned media and partnership/affiliate marketing.

Magnifind.Health’s marketing and sales goals will provide enlisted professionals with tools, resources and clients to benefit their business. These efforts will include adding 50+ new partner associations to the Magnifind.Health community, promoting partner associations and their programs and services through our launch in Manitoba, then entering new geographic areas via a strategic nationwide marketing rollout, and establishing a Magnifind.Health presence at Manitoba and Canadian health-related trade shows, targeted association conferences as well as workshops and support groups.

Major Milestones Short to Medium Term

Magnifind.Health’s summary of overall goals by end of Year 3 includes:

▪	recognition as the “Go To” or authoritative website for health and wellness information needs and referrals;
▪	1 million client calls to professionals annually when fully deployed nationally;
▪	100,000 professional and service providers subscribed with their and additional services in the Magnifind.Health database;
▪	2,000 suppliers/vendors in the database with an expected $20,000 sales per month via the e-commerce platform;
▪	connecting with educational and research organizations to publish informative and emerging case studies and deeper research for each condition;
▪	a strong social media presence, with a focus on proximity to allow the consumer, professional, services companies and vendors to communicate and discuss; and
▪	an App for mobile users to access Magnifind.Health services.

Financial Goals

To date, Magnifind.Health’s development has been self-funded with extensive “sweat equity “contributions by the founders in building a complex platform and search engine, tested with a diverse range of paying clients. The company is now ready for final testing, full launch, and growth. As noted, the potential market for Magnifind.Health’s services in Canada is huge -annually some 120,000,000 health related searches are conducted and over 60 million calls are made for treatment.

Magnifind.Health’s financial goals for Year One focus on obtaining required financing to support the rollout and soft launch in Manitoba, to expand marketing and sales capabilities, to build revenues and data by signing up 500 new professional clients in this first market. Revenues will also begin to build from “organic” calls being made by consumers who have found the site prior to the full launch. Following establishment of a base in Manitoba, expansion to the rest of Canada and other markets will take place. Magnifind.Health’s founders require and are ready to offer an investment opportunity in their company, seeking an investment of $500,000 in exchange for 10% of the company to begin the national rollout. The investment will cover the following expenditures:

▪	further development of the platform, including a mobile app;
▪	company expansion including staff;
▪	market development;
▪	Investors can expect return on their investment by Year 3.

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Intellectual Property

Magnifind.Health protects its intellectual property via a registered trademark, and the company also owns the copyrights on the proprietary software that was internally developed as well as the algorithms created to maximize our exposure. Other proprietary aspects include a specially developed highly scalable, high performance platform infrastructure, data aggregation tools, specially designed databases, and more.

Nondisclosure agreements have been prepared by company lawyers and will be required by company principles, advisory members, board members, and contract employees. Noncompete agreements will be prepared for signature by company principles and staff.

Competition

Magnifind.Health seeks to use its core competencies to achieve a sustainable competitive advantage, in clear recognition that competitors cannot provide the same value and instant fulfillment to consumers that Magnifind.Health does. Magnifind.Health has already developed core competencies:

▪	Creating a sense of community between consumers and professionals, therapists, suppliers and associations. Magnifind.Health has achieved this by developing proprietary algorithms that enable geographic-centric lead generation advantages for our professionals and solutions for consumers.
▪	Magnifind.Health also provides an efficient, easy to navigate, and secure platform for the professionals, associations and suppliers to display/offer their businesses and health specialties in order to showcase the maximum options for the consumer, consistently delivering quality leads to the professionals. This information will also be displayed in a directory format.
▪	Magnifind.Health’s comprehensive health-related authoritative platform will contain thousands of condition descriptions and other keywords (ie: Anxiety, Diabetes, Diet, etc.). This is accomplished by forming strong alliances with our official partner associations and other educational organizations to deliver the best most authoritative information and content available.
▪	Promoting extensive local options in response to key word searches (ie: Anxiety, Depression, Diet, etc.) in both traditional medicine and complementary and alternative therapies along with services that respond to each condition.

Magnifind.Health has identified a few companies who offer services with some similarities. However, the major difference is that Magnifind.Health is a powerful search engine that empowers consumers by instantly connecting them to traditional and alternative healthcare professionals via searches by condition, treatment, professional and proximity. The other competitors in the market do not have the proprietary search engine capability that we do. While Magnifind.Health competes with traditional media companies and other Internet market providers for a share of local service providers’ overall advertising budget, our advantage is that we offer the most cost-effective, trackable and efficient way for professionals to gain visibility –magnify their on line presence - and interactively connect with clients, have a conversation, make an appointment, and with these new clients, build their business. We are the premier healthcare lead-generation business in the marketplace offering high-quality membership profiles through our recognized brand which we will build through extensive online and offline marketing. Magnifind.Health is free for the consumer and partnering associations.

Our few competitors could be said to include:

Theravive www.theravive.com

Therapy Tribe www.therapytribe.com

Psychology Today https://therapists.psychologytoday.com/rms/

These are three companies that attempt to connect consumers to specific health professionals such as psychologists, counsellors and therapists. These companies do not directly compete with Magnifind.Health because we instantly connect consumers to their choice of health and wellness professionals, service providers, suppliers and associations – all in one comprehensive, secure, online platform.

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Other services and offerings that might be considered as competing services include government health services web sites, association web sites, and private company ie insurance company limited lists: however none of these are fulfillment services ie connecting the consumer to the professional. Sites that are simply information offering sites include:

WebMD www.webmd.com

Everyday Health www.everydayhealth.com

Life Script Inc www.lifescript.com (specializes in women’s health)

ZocDocIncwww.zocdoc.com

Isn’t Google a competitor? Every day Manitobans conduct tens of thousands of searches on Google for personal health issues such as depression, anxiety, condition concerns, pain management, heart health, weight control, and many more. These top searched topics remain constant each month and involve at least 10,000 searches per day. According to statistics provided by Google, 42% of these searches are made on a mobile device – demand for immediacy of information is growing and a challenge - and this number continues to increase as more consumers switch to smart phones.

While Google provides a wide range of information on these topics there are no real solutions offered e.g. a listing of targeted specialists in a city or neighborhood who provide treatments/therapies for those issues, instead the searcher receives a flood of information that is rarely relevant. By design, Google completely eliminates the option to look for a condition and show all the solutions because it works by promoted pages/ads (PPC/SEO i.e. Pay Per Click/Search Engine Optimization). Google will, however, due to the extent and depth of its searches organically increase consumer find and in turn calls to Magnifind.Health subscribed professionals.

Health and wellness service providers have the opposite challenge in that they are looking to offer detailed and targeted information, and attract new clients to access their specialized services, building their business. Through Search Engine Optimization, Magnifind.Health “breadcrumbs” clients directly to specialists in a direct geographic area, starting with closest to them.

In terms of potential competitive disadvantages, Magnifind.Health will face the usual new venture problems of gaining visibility, trust, and credibility in the marketplace. Rising to the top in an inundated online market will require strongly communicating the message of the significance of Magnifind.Health’s services and value proposition for the consumer. The challenge is to rise to the top, to become branded i.e. known and perceived as a positive and valid solution - the “go to” source - for health and wellness practitioners to build awareness of their services and increase their client base; and in turn for consumers seeking credible information and trusted referrals in terms of addressing their medical information and treatment needs. Professionals will be looking to ensure value for their fees paid in terms of measurable client base growth. Clients will be seeking a hub/source for understandable, easily utilized, fully fulfilled service in terms of both traditional and complementary, alternative medical (CAM) services.

Overall, Magnifind.Health has distinctive differences in the breadth of our health and wellness, service provider and supplier listings, depth of information, partnerships with certified Associations and strength of our proprietary technology that enables users to search for the nearest therapist, professional and supplier in their geographic area.

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Regulatory Environment

Participants in the healthcare industry are required to comply with extensive and complex laws and regulations in the United States at the federal and state levels as well as applicable international laws. Although many regulatory and governmental requirements do not directly apply to our business, our customers are required to comply with a variety of laws, and we may be affected by these laws as a result of our contractual obligations. Similarly, there are a number of legislative proposals in the Unites States, both at the federal and state level, which could impose new obligations in areas affecting our business. We have attempted to structure our operations to comply with applicable legal requirements, but there can be no assurance that our operations will not be challenged or impacted by enforcement initiatives.

Data Protection and Breaches

In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of individuals’ personal information. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA, we must report breaches of unsecured protected health information to our contractual partners within 60 days of discovery of the breach. Notification must also be made to HHS and, in certain circumstances involving large breaches, to the media. Under the GDPR, the data controller is required to report personal data breaches to the supervisory authority within 72 hours of discovery of the breach.

We have implemented and maintained physical, technical and administrative safeguards intended to protect all personal data, and have processes in place to assist it in complying with all applicable laws, regulations and contractual requirements regarding the protection of these data and properly responding to any security breaches or incidents. However, we cannot be sure that these safeguards are adequate to protect all personal data or to assist us in complying with all applicable laws and regulations regarding the privacy and security of personal data and responding to any security breaches or incidents. Furthermore, in many cases, applicable state laws, including breach notification requirements, are not preempted by the HIPAA privacy and security standards and are subject to interpretation by various courts and other governmental authorities, thereby complicating our compliance efforts. Additionally, state and federal laws regarding deceptive practices may apply to public assurances we give to individuals about the security of services we provide on behalf of our contractual customers.

Other Healthcare Regulations

In addition to data privacy laws, our operations and arrangements with healthcare professionals, clients, and third-party payors may subject us to various federal and state healthcare laws and regulations, including without limitation fraud and abuse laws, such as the federal Anti-Kickback Statute; civil and criminal false claims laws; physician transparency laws; and state laws regarding the corporate practice of medicine and fee-splitting prohibitions. These laws may impact, among other things, our sales and marketing operations, and our interactions with healthcare professionals. We continually monitor legislative, regulatory and judicial developments related to licensure and engagement arrangements with professionals; however, new agency interpretations, federal or state legislation or regulations, or judicial decisions could require us to change how we operate, may increase our costs of services and could have a material adverse impact on our business, results of operations or financial condition.

Other Requirements. Numerous other U.S. state and federal laws govern the collection, dissemination, use, access to and confidentiality of individually identifiable health information and health care provider information. Some states also are considering new laws and regulations that further protect the confidentiality, privacy and security of medical records or other types of medical information. In many cases, these state laws are not preempted by the HIPAA privacy standards and may be subject to interpretation by various courts and other governmental authorities. Further, Congress and a number of states have considered or are considering prohibitions or limitations on the disclosure of medical or other information to individuals or entities located outside of the United States.

PROPERTIES

We currently do not own any real property. Our headquarters is located at 17 Southwell Road, Winnipeg, Manitoba, R2G 2X2, Canada. We do not pay rent for this space at this time.

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LEGAL PROCEEDINGS

We are not a party to any other legal proceedings and, to our knowledge, no other legal proceedings are pending, threatened or contemplated.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Holders of Our Shares

As of the date of this prospectus, there were 3,010,314,753 registered common shareholders.

Public Market for our Common Shares

As of the date of this prospectus, we have a ticker symbol “MDIN” but there is no active public trading market for our common stock and no assurance that a trading market for our securities will ever develop. On October 23, 2020, the last reported sales price for our Common Stock was $0.0001 per share.

Dividend Rights

We have never declared, nor paid, any dividend since our incorporation and does not foresee paying any dividend in the near future since all available funds will be used to conduct exploration activities.  Any future payment of dividends will depend on our financing requirements and financial condition and other factors which the board of directors, in its sole discretion, may consider appropriate.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Wyoming Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

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FINANCIAL STATEMENTS

Our audited financial statements for MedGen for the years ended September 30, 2019 and 2018 are presented as follows:

Our audited financial statements for 943075 Canada Limited (“Magnifind”) for the years ended December 31, 2019 and 2018 are presented as follows:

Our unaudited consolidated financial statements for MedGen (including 9430075 Canada Limited) for the six months ended June 30, 2020 and 2019 are presented as follows:

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Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of MedGen, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MedGen, Inc. (the “Company”) as of September 30, 2019 and 2018, the related statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended September 30, 2019, and the related notes (collectively referred to as the “financial statements”).

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 2 to the financial statements, the Company’s continuing operating losses and accumulated deficit raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 2. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2018

Bayville, NJ

October 23, 2020

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 08721	F (732) 510-0665

F-1

MEDGEN, INC.

Balance Sheets

	September 30, 2019	September 30, 2018
ASSETS

TOTAL ASSETS	$—	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued liabilities	$5,000	$2,671
Accounts payable - related party	4,270	1,599
Convertible promissory note - related party	32,937	33,000
Total Current Liabilities	42,207	37,270

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock (Par $0.001), 5,000,000 authorized, 4,000,000-0- and issued and outstanding	4,000	—
Common stock (Par $0.0001), 500,000,000,000 authorized, 3,010,314,753 and 177,867,814,753 issued and outstanding	3,010,315	177,867,815
Paid in capital in excess of par value	175,107,650	254,087
Accumulated deficit	(178,164,172)	(178,159,172)
Total Stockholders' Equity (Deficit)	(42,207)	(37,270)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$—	$—

See accompanying notes to financial statements.

F-2

MEDGEN, INC.

Statements of Operations

	For the years ended
	September 30, 2019	September 30, 2018

INCOME	$—	$—

OPERATING EXPENSES

General and administrative	5,000	1,066

OPERATING EXPENSES	5,000	1,066

OTHER INCOME (EXPENSE)

Gain (loss) on derivative liability	—	3,366
Gain on debt forgiveness	—	506,945
Interest expense	—	(61,959)
Loss on acquisition of subsidiary	—	(17,500,000)

TOTAL OTHER INCOME (EXPENSE)	—	(17,051,648)
NET INCOME (LOSS)	$5,000	$(17,052,714)

See accompanying notes to financial statements.

F-3

 MEDGEN, INC. and SUBSIDIARY

Consolidated Statement of Stockholders’ Equity (Deficit)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Paid in Capital in Excess of Par Value	Accumulated Deficit	Total Stockholders’ Deficit
Balance, September 30, 2018	—	$—	177,867,814,753	$177,867,815	$254,087	$(178,159,172)	$(37,270)

Shares returned for Emb3Ded Advanced Technologies, Inc	4,000,000	4,000	(175,000,000,000)	(175,000,000)	174,996,000	—	—
Shares issued to convert debt	—	—	142,500,000	142,500	(142,437)	—	63
Net loss for the Year ended September 30, 2019	—	—	—	—	—	(5,000)	(5,000)
Balance, September, 30 2019	4,000,000	$4,000	3,010,314,753	$3,010,315	$175,107,650	$(178,164,172)	$(42,207)

See accompanying notes to financial statements.

F-4

 MEDGEN, INC. and SUBSIDIARY

Consolidated Statement of Stockholders’ Equity (Deficit)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Paid in Capital in Excess of Par Value	Accumulated Deficit	Total Stockholders’ Deficit
Balance, September 30, 2017	4,000,000	$4,000	2,867,814,753	$2,867,815	$31,188,948	$(34,799,406)	$(738,643)

Shares returned for Emb3Ded Advanced Technologies, Inc	(4,000,000)	(4,000)	175,000,000,000	175,000,000	(31,188,948)	(126,307,052)	17,500,000
Settlement of derivative liabilities	—	—	—	—	254,087	—	254,087.00
Net loss for the Year ended September 30, 2018	—	—	—	—	—	(17,052,714)	(17,052,714)
Balance, September, 30 2018	—	$—	177,867,814,753	$177,867,815	$254,087	$(178,159,172)	$(37,270)

See accompanying notes to financial statements.

F-5

MEDGEN, INC. AND SUBSIDIARY

Statements of Cash Flows

	For the years ended
	September 30, 2019	September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(5,000)	$(17,052,714)
Adjustments to reconcile net loss to net cash
Gain on derivative liabilities	—	(3,366)
Gain on debt forgiveness	—	(506,945)
Loss on acquisition of subsidiary	—	17,500,000
Changes in assets and liabilities
Accounts payable and accrued expenses	2,329	63,025
Net Cash Used in Operating Activities	(2,671)	—

CASH FLOWS FROM INVESTING ACTIVITIES:	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible debt	—	—
Advances from related party	2,671	—
Net Cash Provided by Financing Activities	2,671	—

NET INCREASE (DECREASE) IN CASH	—

CASH AT BEGINNING OF PERIOD	—	—

CASH AT END OF PERIOD	—	—
SUPPLEMENTAL DISCLOSURES

Cash Paid For:

Interest	$—	$—
Income taxes	$—	$—

NON-CASH FINANCING ACTIVITIES:

Recognition of debt	$—	$292,000
Conversion of debt	$63	$—

See accompanying notes to financial statements.

F-6

MEDGEN, INC. AND SUBSIDIARY

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2019 and 2018

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Medgen, Inc. formerly Northstar Global Business Services, Inc. (the “Company” or “Medgen”), Formerly Med Gen, Inc. (the "Company") was established under the laws of the State of Nevada in October 1996. The Company's common stock traded on the OTC Bulletin Board under the symbol "MDIN.OB".

The Company was established to manufacture, sell and license healthcare products, specifically to the market for alternative therapies (health self-care). One out of every three households practice some form of alternative therapies. Industry observers estimate this market's size at $100 billion a year, which includes the diet category, a level of consumer expenditure almost triple the level of expenditure in 1990.

On April 1, 2009, shareholders approved a reverse split of the outstanding shares of common stock at the rate of one-for-two thousand (1:2,000) reducing the outstanding shares to approximately 1,026,961.

On July 13, 2010 the Board of Directors and the majority shareholders of the Company approved a 1:30 reverse stock split for its common stock and a name change to “Northstar Global Business Services, Inc.” The Action was subsequently approved by FINRA to become Effective August 4, 2010. The symbol would remain “MDIN”, and all fractional shares were rounded up at that time.

In September 2013 the Company retired 30,033,333 shares of common stock previously issued to prior board members.

On September 18, 2014 the company completed a change of Domicile to the state of Wyoming.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All intercompany transactions have been eliminated. The Company has adopted a September 30 year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at historical cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.

F-7

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses and shareholder loans. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Financial assets and liabilities recorded at fair value in our condensed consolidated balance sheets are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

FFair Value of Financial Instruments, continued

Level 1— Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2— Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3— Inputs reflecting management’s best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

Financial assets and liabilities measured at fair value on a recurring basis are summarized below for the year ended September 30, 2019:

	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Financial Instruments	$—	$—	$—	$—

Financial assets and liabilities measured at fair value on a recurring basis are summarized below for the year ended September 30, 2018:

	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Financial Instruments	$—	$—	$—	$—

Revenue Recognition

The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured. The Company had no revenues for the years ended September 30, 2018 and 2019.

F-8

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for deferred tax assets that, based on available evidence, are not expected to be realized. Because the Company has no net income, the tax benefit of the accumulated net loss has been fully offset by an equal valuation allowance.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation – Stock Compensation which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

The Company follows ASC Topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock options and warrants issued to consultants and other non- employees. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital over the period during which services are rendered.

Recent Accounting Pronouncements

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). ASU 2016- 08 clarifies the implementation guidance on principal versus agent considerations and includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. ASU 2016-08 is effective January 1, 2018 to be in alignment with the effective date of ASU 2014-09, as discussed above. The Company adopted this ASU on October 1, 2018. Adoption of ASU 2016-08 did not have a material impact on the Company’s consolidated financial statements.

F-9

In February 2016, the FASB issued ASU 2016-02, Leases, which requires an entity to recognize long-term lease arrangements as assets and liabilities on the balance sheet of the lessee. Under ASU 2016-02, a right-of-use asset and lease obligation will be recorded for all long-term leases, whether operating or financing, while the income statement will reflect lease expense for operating leases and amortization/interest expense for financing leases. The amendments also require certain new quantitative and qualitative disclosures regarding leasing arrangements. ASU 2016-02 will be effective for the Company beginning on October 1, 2019. Lessees must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. Early adoption is permitted. Management does not believe the adoption of ASU 2016-02 will have a material impact on the Company’s consolidated financial statements.

NOTE 2 – LIQUIDITY AND GOING CONCERN

The Company has incurred losses since inception and has not yet received any revenues from sales of products or services. These factors create substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 3 - CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following as of September 30, 2019 and 2018:

	September 30, 2019	September 30, 2018
Total convertible notes payable	32,937	33,000
Less discounts	(—)	(—)
Convertible notes net of discount	$32,937	$33,000

F-10

On October 20, 2014, the Company issued a convertible promissory note in the amount of $140,000. The note was due by October 25, 2014 and bears default interest at 22% per annum. The loan and any accrued interest can then be converted into shares of the Company’s common stock at 55% of the market price of Company’s common stock, which is defined the average of the lowest three trading prices during either the twenty trading days prior to conversion or the twenty-trading day period ending on the latest complete trading day prior to conversion. The Company recorded a debt discount in the amount of $116,331 in connection with the initial valuation of the derivative liability of the Note to be amortized utilizing the effective interest method of accretion over the term of the Note. Further, the Company recognized a derivative liability of $116,331 based on the Black Scholes Merton pricing model.

On January 1, 2016, the Company issued a convertible promissory note in the amount of $170,000. The note was due by January 5, 2016 and bears default interest at 22% per annum. The loan and any accrued interest can then be converted into shares of the Company’s common stock at 55% of the market price of Company’s common stock, which is defined the average of the lowest three trading prices during either the twenty trading days prior to conversion or the twenty-trading day period ending on the latest complete trading day prior to conversion. The Company recorded a debt discount in the amount of $140,340 in connection with the initial valuation of the derivative liability of the Note to be amortized utilizing the effective interest method of accretion over the term of the Note. Further, the Company recognized a derivative liability of $140,340 based on the Black Scholes Merton pricing model.

The Company accounts for the fair value of the conversion features of its convertible debt in accordance with ASC Topic No. 815-15 “Derivatives and Hedging; Embedded Derivatives” (“Topic No. 815-15”). Topic No. 815-15 requires the Company to bifurcate and separately account for the conversion features as an embedded derivative contained in the Company’s convertible debt. The Company is required to carry the embedded derivative on its balance sheet at fair value and account for’ any unrealized change in fair value as a component of results of operations. The Company values the embedded derivatives using the Black-Scholes pricing model.

On August 24, 2018, the Company entered into a settlement agreement with the noteholder of certain two convertible notes amounting to $310,000 to terminate the notes in exchange for amending the conversion price on two additional notes amounting to $33,000 held by the same noteholder from $0.005 to $0.00000044. Additionally, as further consideration the Company agreed to sell the note holder 10,000,000 warrants with an exercise price at $0.00005 for $1.00.

During the year ended September 30, 2019, $63 in the note was converted into 142,500,000 shares of common stock.

The following table presents details of the Company’s derivative liabilities associated with its convertible notes as of September 30, 2018:

Amount
Balance September 30, 2017	$257,453
Change in fair market value of derivative liabilities	(3,366
Settlement of derivative liabilities	(254,087)
Balance September 30, 2018	$—

F-11

NOTE 4 - INCOME TAXES

For the years ended September 30, 2019, the cumulative net operating loss carry-forward from continuing operations is approximately $34,867,431.

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows as of September 30, 2019 and 2018:

	2019	2018
Deferred tax asset attributable to:
Net operating loss carryover	$7,322,161	$7,321,111
Valuation allowance	(7,322,161)	(7,321,111)
Net deferred tax asset	$—	$—

NOTE 5 – STOCKHOLDERS’ EQUITY

Company is authorized to issue an aggregate of 500,000,000,000 shares of common stock with a par value of $0.001. The Company is also authorized to issue 5,000,000 shares of preferred stock with a par value of $0.001.

On January 8, 2018, the board approved an increase of the Company authorized shares of common stock from 3,000,000,000 to 500,000,000,000.

On March 22, 2018, the Company issued board approved 1 to 5,000 reverse stock-split. FINRA did not approve the split and has informed the Company that its application is deficient as a result of not filing reports with the SEC from 2008 to 2012. On November 5, 2018, the Company amended its’ articles of incorporation to rescind this reverse stock-split.

On January 29, 2018, the Company entered into a share exchange agreement with Emb3Ded Advanced Technologies, Inc “EAT” whereas the Company acquired 100% of the issued and outstanding shares in EAT for 175,000,000,000 shares of common stock. Subsequent to year end, the Company issued 35,000,000 shares of common stock valued at $3,500 and cancelled 4,000,000 shares of preferred stock related to the purchase agreement of Emb3Ded Advanced Technologies, Inc.

On November 19, 2018, Johnny Rodrigues, the Company’s former CEO cancelled and returned to treasury 175,000,000,000 shares of Common Stock of the Company in exchange for a newly created control block of Series A Preferred Stock. The newly created Series A Preferred Stock will be split between Johnny Rodrigues and Dr. Barry Burks.

F-12

NOTE 5 – SUBSEQUENT EVENTS

On June 25, 2020, the Company has entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) 9430075 Canada Ltd. (“Magnifind”), and (iii) the shareholders of Magnifind, pursuant to which the holders of 100% of the outstanding shares of Magnifind transferred to the Company all of the outstanding shares of Magnifind in exchange for the issuance of 1,000,000 newly created shares (the “Shares”) of the Company’s Series C Preferred Stock (such transaction, the “Share Exchange”). As a result of the Share Exchange, Magnifind became our wholly-owned subsidiary. We are now a holding company with all of our operations conducted through Magnifind, which primarily consist of assisting in creating a health related website information database and search engine operating under the name “Magnifind”.

Further under the Exchange Agreement, the Company agreed to certain covenants, including the requirements to file a registration statement on Form S-1 with the Securities and Exchange Commission, take the steps necessary to upgrade its trading symbol to the OTCQB, conduct a reverse split of the outstanding shares of common stock at a ratio of 1 for 5,000, decrease the authorized shares of common stock, and a prohibition on issuing securities with super voting rights for two years.

F-13

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of 9430075 Canada Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of 9430075 Canada Limited (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 3 to the financial statements, the Company’s net losses and minimal revenues raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 3. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2019

Bayville, NJ

June 23, 2020

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 08721	F (732) 510-0665

F-14

9430075 Canada Limited

Balance Sheet

(Expressed in U.S. Dollars)

	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$110	$29
Total Current Assets	110	29

FIXED ASSETS (net)	677	804

TOTAL ASSETS	$787	$833

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Accounts payable and accrued liabilities	$19,154	$12,503
Shareholder loans	24,472	13,926

Total Current Liabilities	43,626	26,429

STOCKHOLDERS' DEFICIT

Class B Preferred Stock, 25,000 shares issued and outstanding	18,603	18,603
Class B Common Shares, 332 and 120 shares issued and outstanding	256	88
Class A Common Shares, 300 shares issued and outstanding	223	223

Subscription receivable	(256)	(88)
Accumulated other comprehensive income	6,023	7,727
Accumulated deficit	(67,688)	(52,149)

Total Stockholders' Deficit	(42,839)	(25,596)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$787	$833

The accompanying notes are an integral part of these financial statements.

F-15

9430075 Canada Limited

Statements of Operations

(Expressed in U.S. Dollars)

	For the years ended
	December 31, 2019	December 31, 2018

INCOME	$1,051	$900

	1,051	900

OPERATING EXPENSES
General and administrative	16,425	9,663
Depreciation and amortization	165	1,181

OPERATING EXPENSES	16,590	10,844

OPERATING LOSS	(15,539)	(9,944)

OTHER EXPENSE

Interest & Penalties expense	—	1,071
	$—
TOTAL OTHER EXPENSE	—	1,071

NET LOSS	$(15,539)	$(11,015)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(1,704)	1,838

COMPREHENSIVE INCOME	$(17,243)	$(9,177)

NET LOSS PER SHARE,
BASIC AND DILUTED	$(24.59)	$(26.23)

The accompanying notes are an integral part of these financial statements.

F-16

9430075 Canada Limited

Statements of Stockholders’ Deficit

(Expressed in U.S. Dollars)

	Preferred Shares		Common Shares - A		Common Shares - B
	Shares	Amount	Shares	Amount	Shares	Amount	Subscription Receivable	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Shareholder's Deficit
Balance, December 31, 2018	25,000	$18,603	300	$223	120	$88	$(88)	$7,727	$(52,149)	$(25,596)

Shares issued	—	—	—	—	212	168	(168)	—	—	—

Other Comprehensive Loss for the Year Ended December 31, 2019	—	—	—	—	—	—	—	(1,704)	—	(1,704)

Net loss for the Year ended December 31, 2019	—	—	—	—	—	—	—	—	(15,539)	(15,539)
Balance, December 31, 2019	25,000	$18,603	300	$223	332	$256	$(256)	$6,023	$(67,688)	$(42,839)

The accompanying notes are an integral part of these financial statements.

F-17

9430075 Canada Limited

Statements of Stockholders’ Deficit

(Expressed in U.S. Dollars)

	Preferred Shares		Common Shares - A		Common Shares - B
	Shares	Amount	Shares	Amount	Shares	Amount	Subscription Receivable	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Deficit
Balance, December 31, 2017	25,000	$18,603	300	$223	110	$82	$(82)	$(41,134)	$5,889	$(16,419)

Shares issued	—	—	—	—	10	6	(6)	—	—	—

Other Comprehensive Loss for the Year Ended December 31, 2017	—	—	—	—	—	—	—	—	1,838	1,838

Net Loss for the Year Ended
December 31, 2017	—	—	—	—	—	—		(11,015)	—	(11,015)

Balance, December 31, 2018	25,000	$18,603	300	$223	120	$88.00	$(88.00)	$(52,149)	$7,727	$(25,596)

The accompanying notes are an integral part of these financial statements.

F-18

9430075 Canada Limited

Statements of Cash Flows

(Expressed in U.S. Dollars)

	For the years ended
	December 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,539)	$(11,015)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	165	1,181
Changes in assets and liabilities
Accounts payable and accrued expenses	984	1,185
Net Cash Used in Operating Activities	(14,390)	(8,649)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	—	—
	—	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder loans	9,592	8,651
Repayments of shareholder loans	—	—
	9,592	8,651

EFFECT OF EXCHANGE RATE ON CASH	301	37

Net Cash Increase/(decrease)	104	39

CASH AT BEGINNING OF YEAR	39	—

CASH AT END OF YEAR	$143	$39

The accompanying notes are an integral part of these financial statements.

F-19

9430075 Canada Limited

Notes to the Financial Statements

December 31, 2019 and 2018

(Expressed in U.S. Dollars)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

9430075 Canada Limited (the “Company”), was incorporated under the laws of Canada on September 3, 2015.

The Company was established to assist in creating a health related website information database and search engine operating under the name “Magnifind”.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements which conform to generally accepted accounting principles in the United States of America (“U.S. GAAP”). The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements. The following policies are considered to be significant:

Basis of Accounting

The financial statements of the Company are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

The Company has elected a December 31st year-end.

Use of Estimates

Preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from the estimates made.

Foreign currency

The reporting currency of the Company is the United States dollar and the Company’s functional currency is the Canadian dollar, which is the primary economic environment that it operates in.

Assets and liabilities of foreign operations with a different functional currency from that of the Company are translated at the closing rate at the end of each reporting period. Profit or loss items are translated at average exchange rates for all the relevant periods. All resulting translation differences are recognized as a component of other comprehensive loss /income.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.

F-20

Property and Equipment

Equipment is stated at cost less accumulated depreciation and amortization. The Company also capitalizes certain costs incurred related to the development of internal use software. The Company capitalizes costs incurred during the application development stage related to the development of internal use software. The Company expenses costs incurred related to the planning and post-implementation phases of development as incurred.

The Company computes depreciation using the straight-line method over the estimated useful lives of the assets, which is three to five years,

Impairment of long-lived assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, then an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Revenue Recognition

Effective January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-9, “Revenue from Contracts with Customers” and the related amendments (“Topic 606”) using the modified retrospective method. Adoption did not have a material impact on the Company’s financial statements.

Revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. To determine revenue recognition for contracts with customers we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) we satisfy the performance obligation(s). At contract inception, we assess the goods or services promised within each contract, assess whether each promised good or service is distinct and identify those that are performance obligations.

Income Taxes

The Company records income taxes under the liability method. Deferred tax assets and liabilities reflect our estimation of the future tax consequences of temporary differences between the carrying amounts of assets and liabilities for book and tax purposes. The Company determines deferred income taxes based on the differences in accounting methods and timing between financial statement and income tax reporting. Accordingly, the Company determines the deferred tax asset or liability for each temporary difference based on the enacted tax rates expected to be in effect when the Company realizes the underlying items of income and expense.

Fair value measurements of financial instruments

Accounting guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability (the exit price) in an orderly transaction between market participants at the measurement date. The accounting guidance outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures.

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The fair value hierarchy is broken down into three levels based on the source of inputs as follows:

Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 — Valuations based on observable inputs and quoted prices in active markets for similar assets and liabilities.

Level 3 — Valuations based on inputs that are unobservable and models that are significant to the overall fair value measurement.

Financial instruments recognized in the balance sheet consist of cash, accounts payable and shareholder loans. The Company believes that the carrying value of its current financial instruments approximates their fair values due to the short-term nature of these instruments. The Company does not hold any derivative financial instruments.

Loss per share

Basic loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares outstanding after giving effect to the impact of all potentially dilutive potential shares. Fully diluted loss per share is not shown as it is anti-dilutive.

NOTE 3 - LIQUIDITY AND GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses since inception except for 2015 because of a non- refundable grant ($50,000) and has received minimal revenues from sales of services while testing its product. Management’s plans include raising funds from loans and in the public markets. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of computers and capitalized software, consisting of. Intellectual Property (IP) and functioning website operating as “Magnifind”, and is summarized as follows:

	December 31,
	2019	2018
Computers	$3,241	$3,080
Capitalized software	48,372	45,968
	51,613	49,048
Accumulated depreciation and amortization	(50,936)	(48,244)
	$677	$804

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NOTE 5 - RELATED PARTY TRANSACTIONS

Shareholder Loans

The Class A Common Shareholders have shareholder loans within the Company as Equity investments into the company.

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company has issued 300 Class A Common shares of common stock with a par value of

$1.00 per share.

The Company has issued 332.14 Class B Common shares of common stock with a par value of

$1.00 per share.

The Company has issued 25,000 Class A Preferred shares of common stock with a par value of

$1.00 per share.

The aforementioned is all the stock that is issued for the Company.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events after December 31, 2019 to current, the date which the financial statements were available to be issued, and noted no material subsequent events that would require adjustment in or disclosure to these financial statements as of December 31, 2019.

F-23

MEDGEN, INC. AND SUBSIDIARY

Consolidated Balance Sheets (Unaudited)

	June 30, 2020	June 30, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$129	$661
Accounts Receivable	67	—

Total Current Assets	196	661

FIXED ASSETS
Machinery and equipment, net	644	1,096

Total Fixed Assets	644	1,096

TOTAL ASSETS	$840	$1,757

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable and accrued liabilities	$28,578	$21,789
Shareholder loans	25,674	25,605
Accounts payable - related party	4,270	4,270
Convertible promissory note - related party	32,937	32,937

Total Current Liabilities	91,459	84,601

STOCKHOLDERS' EQUITY
Preferred Stock (Par $0.001), 5,000,000 authorized, 100,500 and 100,500 issued and outstanding	101	101
Common stock (Par $0.0001), 500,000,000,000 authorized, 3,010,314,750 and 3,010,313,513 issued and outstanding	301,031	301,031
9430075 Canada Limited Equity	(48,412)	(40,637)
Paid in capital in excess of par value	175,107,650	175,107,650
Accumulated deficit	(175,450,989)	(175,450,989)

Total Stockholders' Equity	(90,619)	(82,844)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$840	$1,757

The accompanying financials were not subject to an audit, review, or compilation.

The accompanying notes are an integral part of these consolidated financial statements.

F-24

MEDGEN, INC. AND SUBSIDIARY

Consolidated Statement of Operations

	For the six months ended
	June 30, 2020	June 30, 2019

INCOME	$417	$368

OPERATING EXPENSES

General and administrative	9,114	19,269
Depreciation and amortization	—	—

OPERATING EXPENSES	9,114	19,269

NET INCOME (LOSS)	$(8,697)	$(18,901)

OTHER COMPREHENSIVE INCOME

Foreign currency translation adjustment	3,124	(1,077)

COMPREHENSIVE INCOME (LOSS)	$(5,573)	$(19,978)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-25

MEDGEN, INC. AND SUBSIDIARY

Consolidated Statement of Stockholders’ Equity (Deficit)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Paid in Capital in Excess of Par Value	9430075 Canada Limited Equity	Accumulated Deficit	Total Stockholders’ Deficit
Balance, December 31, 2019	100,500	$101	3,010,314,750	$301,031	$175,107,650	$(42,839)	$(175,450,989)	$(85,046)
Shares issued	—	—	—	—	—	—	—	—
Net income for the six months ended June 30, 2020	—	—	—	—	—	(5,573)	—	(5,573)
Balance, June, 30 2020	100,500	$101	3,010,314,750	$301,031	$175,107,650	$(48,412)	$(175,450,989)	$(90,619)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-26

MEDGEN, INC. AND SUBSIDIARY

Consolidated Statement of Stockholders’ Equity (Deficit)

(unaudited)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Paid in Capital in Excess of Par Value	9430075 Canada Limited Equity	Accumulated Deficit	Total Stockholders’ Deficit
Balance, December 31, 2018	100,500	$100	3,010,313,513	$301,031	$175,107,651	$(25,596)	$(175,446,052)	$(62,866)
Shares issued	500	1	1,237	—	(1)	—	—	—
Net loss for the six months ended June 30, 2019	—	—	—	—	—	(15,041)	(4,937)	(19,978)
Balance, June, 30 2019	100,500	$101	3,010,313,513	$301,031	$175,107,650	$(40,637)	$(175,450,989)	$(82,844)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-27

MEDGEN, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

	For the six months ended
	June 30, 2020	June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(5,573)	$(19,978)
Changes in assets and liabilities
Accounts receivable	(67)	—
Accounts payable and accrued expenses	6,726	15,646
Net Cash Provided by (Used in) Operating Activities	1,086	(4,332)

CASH FLOWS FROM INVESTING ACTIVITIES:	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder loans	(1,067)	4,954
Net Cash Provided by (Used in) Financing Activities	(1,067)	4,954

NET INCREASE IN CASH	19	622

CASH AT BEGINNING OF PERIOD	110	39

CASH AT END OF PERIOD	129	661

SUPPLEMENTAL DISCLOSURES

Cash Paid For:

Interest	$—	$—
Income taxes	$—	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-28

MEDGEN, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements (Unaudited)

June 30, 2020 and 2019

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Medgen, Inc. formerly Northstar Global Business Services, Inc. (the “Company” or “Medgen”), Formerly Med Gen, Inc. (the "Company") was established under the laws of the State of Nevada in October 1996. The Company's common stock traded on the OTC Bulletin Board under the symbol "MDIN.OB".

The Company was established to manufacture, sell and license healthcare products, specifically to the market for alternative therapies (health self-care). One out of every three households practice some form of alternative therapies. Industry observers estimate this market's size at $100 billion a year, which includes the diet category, a level of consumer expenditure almost triple the level of expenditure in 1990.

On April 1, 2009, shareholders approved a reverse split of the outstanding shares of common stock at the rate of one-for-two thousand (1:2,000) reducing the outstanding shares to approximately 1,026,961.

On July 13, 2010 the Board of Directors and the majority shareholders of the Company approved a 1:30 reverse stock split for its common stock and a name change to “Northstar Global Business Services, Inc.” The Action was subsequently approved by FINRA to become Effective August 4, 2010. The symbol would remain “MDIN”, and all fractional shares were rounded up at that time.

In September 2013 the Company retired 30,033,333 shares of common stock previously issued to prior board members.

On September 18, 2014 the Company completed a change of Domicile to the state of Wyoming.

On June 25, 2020, the Company entered into a Share Exchange Agreement with the shareholders of 9430075 Canada Limited, a company incorporated in Manitoba, Canada. Pursuant to this agreement the Company received 100% of the shares of 9430075 Canada Limited in exchange for 1,000,000 newly issued shares of preferred stock, par value $0.001 which will have the right to vote 70% of the fully diluted shares outstanding of the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's consolidated financial statements which conform to U.S. generally accepted accounting principles. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements. The following policies are considered to be significant:

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Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of Medgen, Inc. and its wholly owned subsidiary, 9430075 Canada Limited. All significant intercompany transactions and balances have been eliminated.

Basis of Accounting

The consolidated financial statements of the Company are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. The Company has elected a calendar year-end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents, unless held for reinvestment as part of the investment portfolio, pledged to secure loan agreements or otherwise encumbered. The carrying amount approximates the fair value because of the short maturities of those instruments.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Minor repairs and maintenance are expensed as incurred, whereas major improvements are capitalized. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Organization evaluates the recoverability of long-lived assets by measuring the carrying amounts of the assets against the estimated undiscounted cash flows associated with these assets. At the time such evaluation indicates that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the assets’ carrying value, the assets are adjusted to their fair value (based upon discounted cash flows). No impairment losses were recognized for the year ended June 30, 2020 and 2019, respectively.

F-30

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses, including functional allocations during the reporting period. Actual results could differ from those estimates. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances in making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. While actual results could differ from those estimates, management believes that the estimates are reasonable.

Key estimates made in the accompanying financial statements include, among others, the economic useful lives and recovery of long-lived assets and contingencies.

Concentrations of Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed the federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company has not experienced any losses in such accounts or lack of access to its cash, and believes it is not exposed to significant risk of loss with respect to cash. However, no assurance can be provided that access to the Company’s cash will not be impacted by adverse economic conditions in the financial markets.

At June 30, 2020 and 2019, the Company had in its bank accounts no funds in excess of the $250,000 per depository institution that is federally insured.

Contingencies

Certain conditions may exist as of the date that these consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities and such assessments inherently involves exercise of judgement. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-31

Contingencies (Continued)

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company's consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee is disclosed.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses and accounts payable related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

Financial assets and liabilities recorded at fair value on the balance sheets are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level 1— Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2— Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3— Inputs reflecting management’s best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

Financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Revenue Recognition

The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured. The Company had no revenues for the years ended June 30, 2020 and 2019.

F-32

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for deferred tax assets that, based on available evidence, are not expected to be realized. Because the Company has no net income, the tax benefit of the accumulated net loss has been fully offset by an equal valuation allowance.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires an entity to recognize the rights and obligations resulting from leases as lease assets and lease liabilities on the balance sheet, including leases previously recorded and classified as operating leases. Pursuant to this new guidance, a lessee should recognize in the balance sheet a liability to make lease payments (lease liability) and a right-of-use assets (lease asset) representing its right to use the underlying asset for the lease term, initially measured at the present value of NRPI the lease payments. This new standard is effective for the Company for the year ended December 31, 2020, with early application permitted, using a modified retrospective approach. The Company is currently evaluating the impact of the pending adoption of ASU 2016-02 on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) did not or are not believed to have a material impact on the Company’s present or future financial statements.

NOTE 3 - RELATED PARTY TRANSACTIONS

The related-party advances and convertible promissory notes – related party are to a stockholder, David Clark. The advances are non-interest bearing and considered due on demand. The accounts payable – related party account is made up of payables to two companies, Heartland Enterprises, LLC and DMC & Associates, both of which are owned by a stockholder, David Clark.

As of December 31, 2017, the Company had a payable balance of $10,700 and a convertible note payable balance of $129,297 to David Clark. During 2018 an additional $91,456 of expenses were incurred and $80,718 was forgiven in exchange for a convertible note payable in the amount of $80,718. During the year ended December 31, 2018 a portion of the convertible notes payable in the amount of $31,300 and $64,000 was converted for 313,000,000 and 8,000,000 common shares, respectively. This resulted in an ending balance in accounts payable – related party of $-0- and an ending balance in convertible promissory notes – related party of $136,152.

F-33

During the three months ended March 31, 2019 an additional $51,600 of expenses were incurred and forgiven in exchange for a convertible note payable in the amount of $51,600. This resulted in an ending balance in accounts payable – related party of $-0- and in convertible promissory notes – related party of $187,753.

During the three months ended June 30, 2019 an additional $19,912 of expenses were incurred and $3,325 of payables were paid by this related party. These payables were forgiven in exchange for a convertible note payable in the about of $23,237. This resulted in an ending balance in accounts payable – related party of $-0- and in convertible promissory notes – related party of $210,990.

During the three months ended September 30, 2019 an additional $67,287 of expenses were incurred by this related party. These payables were forgiven in exchange for a note payable in the about of $67,287. An amendment to each of the previous notes was also issued all the previously issued convertible notes with a combined principal balance of $210,990, which amended the maturity date to December 31, 2020 and removed the convertible feature of the note. This resulted in an ending balance in accounts payable – related party of $-0- and in convertible promissory notes – related party of $-0-, and in notes payable – related party of $278,227.

During the three months ended December 31, 2019 an additional $86,409 of expenses were incurred by this related party. These payables were forgiven in exchange for a note payable in the about of $86,409. This resulted in an ending balance in accounts payable – related party of $-0- and in convertible promissory notes – related party of $-0-, and in notes payable – related party of $364,686.

NOTE 4 - STOCKHOLDERS’ EQUITY

Company is authorized to issue an aggregate of 500,000,000,000 shares of common stock with a par value of $0.001. The Company is also authorized to issue 5,000,000 shares of preferred stock with a par value of $0.001.

On January 8, 2018, the board approved an increase of the Company authorized shares of common stock from 3,000,000,000 to 500,000,000,000.

On March 22, 2018, the Company issued board approved 1 to 5,000 reverse stock-split. FINRA did not approve the split and has informed the Company that its application is deficient as a result of not filing reports with the SEC from 2008 to 2012. On November 5, 2018, the Company amended its’ articles of incorporation to rescind this reverse stock-split.

On January 29, 2018, the Company entered into a share exchange agreement with Emb3Ded Advanced Technologies, Inc “EAT” whereas the Company acquired 100% of the issued and outstanding shares in EAT for 175,000,000,000 shares of common stock. During 2018 the Company issued 35,000,000 shares of common stock valued at $3,500 related to the purchase agreement of Emb3Ded Advanced Technologies, Inc.

F-34

During the year ended December 2018, the Company issues an additional 372,086,338 shares of common stock in exchange for professional services.

During the year ended December 31, 2019, the Company issued 1,237 shares of common stock in exchange for professional services. The Company also issued 500 shares of preferred stock in exchange for professional services.

NOTE 5 - LIQUIDITY AND GOING CONCERN

The Company has incurred losses since inception and has not yet received any revenues from sales of products or services. These factors create substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 6 - CONVERTIBLE NOTES PAYABLE

On October 20, 2014, the Company issued a convertible promissory note in the amount of $140,000. The note was due by October 25, 2014 and bears default interest at 22% per annum. The loan and any accrued interest can then be converted into shares of the Company’s common stock at 55% of the market price of Company’s common stock, which is defined the average of the lowest three trading prices during either the twenty trading days prior to conversion or the twenty-trading day period ending on the latest complete trading day prior to conversion. The Company recorded a debt discount in the amount of $116,331 in connection with the initial valuation of the derivative liability of the Note to be amortized utilizing the effective interest method of accretion over the term of the Note. Further, the Company recognized a derivative liability of $116,331 based on the Black Scholes Merton pricing model.

On January 1, 2016, the Company issued a convertible promissory note in the amount of $170,000. The note was due by January 5, 2016 and bears default interest at 22% per annum. The loan and any accrued interest can then be converted into shares of the Company’s common stock at 55% of the market price of Company’s common stock, which is defined the average of the lowest three trading prices during either the twenty trading days prior to conversion or the twenty-trading day period ending on the latest complete trading day prior to conversion. The Company recorded a debt discount in the amount of $140,340 in connection with the initial valuation of the derivative liability of the Note to be amortized utilizing the effective interest method of accretion over the term of the Note. Further, the Company recognized a derivative liability of $140,340 based on the Black Scholes Merton pricing model.

F-35

The Company accounts for the fair value of the conversion features of its convertible debt in accordance with ASC Topic No. 815-15 “Derivatives and Hedging; Embedded Derivatives” (“Topic No. 815-15”). Topic No. 815-15 requires the Company to bifurcate and separately account for the conversion features as an embedded derivative contained in the Company’s convertible debt. The Company is required to carry the embedded derivative on its balance sheet at fair value and account for’ any unrealized change in fair value as a component of results of operations. The Company values the embedded derivatives using the Black-Scholes pricing model.

On August 24, 2018, the Company entered into a settlement agreement with the noteholder of certain two convertible notes amounting to $310,000 to terminate the notes in exchange for amending the conversion price on two additional notes amounting to $33,000 held by the same noteholder from $0.005 to $0.00000044. Additionally, as further consideration the Company agreed to sell the note holder 10,000,000 warrants with an exercise price at $0.00005 for $1.00. During the year ended December 31, 2019, $63 in the note was converted into 142,500,000 shares of common stock.

As of December 31, 2017, the balance of the Company’s derivative liabilities with its convertible notes was $257,453. During the year ended December 31, 2018 there was a fair value decrease of $3,366 and the remaining balance of $254,087 was settled leaving the remaining balance $-0-.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 9, 2020, the date which the financial statements were available to be issued, and noted no material subsequent events that would require adjustment in or disclosure to these financial statements as of June 30, 2020 except as listed below:

Effective August 4, 2020, the Company cancelled 3 shares of common stock. Effective September 8, 2020 the Company established a new series of preferred stock, Class E. The Company also signed a conversion agreement that converted 500 shares of Class A Preferred Stock into 98 shares of Class E Preferred Stock.

F-36

MANAGEMENT’S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Results of Operations for the Years Ended December 31, 2019 and 2018

Revenues

We achieved insignificant revenues of $1,051 for the year ended December 31, 2019 as compared with $900 for the year ended December 31, 2018.

We have only recently commenced operations, so it is difficult to predict what our future revenues will be for any period. Our plan is to make sure everyone knows about Magnifind and understand its benefits. In order to do that we will hire sales personnel, marketing and community managers and invest a large portion of the money in market awareness and lead generation to have as much as paying clients. Then after 6 months of operation given investment is going well, we will be opening to the general public and start generate substantial revenues. However, we expect that revenues will be sporadic in the next twelve months as we undertake our plan of operations.

Operating Expenses

We had operating expenses of $16,590 for the year ended December 31, 2019, as compared with $10,844 for the year ended December 31, 2018.

We expect our operating expenses to increase in 2020 and beyond as a result of increased operating activity to implement our business plan and the added expenses associated with the filing of a public offering and thereafter reporting with the Securities and Exchange Commission.

Net Loss

We had a net loss of $15,539 for the year ended December 31, 2019, as compared with $11,015 for the year ended December 31, 2018.

Results of Operations for the Six Months Ended June 30, 2020 and 2019

Revenues

We achieved insignificant revenues of $417 for the six months ended June 30, 2020, as compared with $369 for the same period ended June 30, 2019.

We have only recently commenced operations, so it is difficult to predict what our future revenues will be for any period. Our plan is to make sure everyone knows about Magnifind and understand its benefits. In order to do that we will hire sales personnel, marketing and community managers and invest a large portion of the money in market awareness and lead generation to have as much as paying clients. Then after 6 months of operation given investment is going well, we will be opening to the general public and start generate substantial revenues. However, we expect that revenues will be sporadic in the next twelve months as we undertake our plan of operations.

Operating Expenses

We had operating expenses of $9,114 for the six months ended June 30, 2020, as compared with $19,269 for the six months ended June 30, 2019.

We expect our operating expenses to increase in 2020 and beyond as a result of increased operating activity to implement our business plan and the added expenses associated with the filing of a public offering and thereafter reporting with the Securities and Exchange Commission.

Net Loss

We had a net loss of $8,697 for the six months ended June 30, 2020, as compared with $18,901 for the same period ended June 30, 2019.

29

Liquidity and Capital Resources

As of June 30, 2020, we had total current assets of $196 and total current liabilities of $91,459. We had a working capital deficit of $91,263 as of June 30, 2020.

Operating activities provided $1,086 in cash for the six months ended June 30, 2020, as compared with cash used of $4,332 for the same period ended 2019.

Financing activities used $1,067 in cash for the six months ended June 30, 2020, as compared with $4,954 provided in cash for the same period ended 2019.

Our operations, to date, have been devoted primarily to startup, development activities and building our platform. Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis. We will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time.

There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Our plan specifies a minimum amount of $75,000 in additional operating capital to operate for the next twelve months. If we are unable to raise $75,000 from this offering, our business will be in jeopardy and we could be formed to suspend our operations or go out of business. Our long term growth plan calls for a raise of $2,000,000 to $5,000,000 to fund the acquisition of new stores to our portfolio. If we are unable to raise this money, our growth plans will be frustrated. There can be no assurance that this offering will be successful.  You may lose your entire investment.

Off-Balance Sheet Arrangements

As of June 30, 2020, there were no off-balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of our company as a going concern. However, our revenues have not been able to support our operating expenses. We have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future on additional investment capital to fund operating expenses. We intend to position the company so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and positions of executive officers and directors as of the date hereof.

Name	Positions
Adir Iakya	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director
Lisa Lester	Secretary, Vice President and Director
Nicole Harris	Treasurer, Vice President and Director
Daniel Lester	Assistant Secretary and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors:

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Adir Iakya. Adir Iakya is an entrepreneur and technical guru who is passionate about the art of business and creating successful companies. Adir enjoys identifying problems in the marketplace and envisioning the best possible solutions. He is committed to customer satisfaction and feedback and believes that the greatest asset to every company is its employees. Adir is dedicated to building businesses that last.

During his 16 years in the IT industry, he has been employed in various capacities with international companies. Adir founded and was the CEO of Enigmai, an enterprise software company dedicated to Workforce Management for Contact Centers and CEO of Leanfra Cloud Computing which offers cutting edge, extreme high performance computing for companies who requires infrastructure as such. He has also worked for the NFL, Oracle, AdBrite, 888.com, Sizmek (PEER39) and Comverse. Adir is passionate about technology and believes that is an effective tool to enrich people’s lives, especially in terms of health and wellness.

Mr. Iakya does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We have chosen Mr. Iakya as our director because of his leadership and management skills and his a driving force and motivational force behind the company and the personnel.

Lisa Lester. Lisa Lester began her career as a Computer Supervisor and was instrumental in managing a team of analysts for Manitoba Housing; she assisted in drafting agreements for the development of housing in the City of Winnipeg. In 1990, Lisa joined Lesters Construction, her family’s business in Heavy Construction. Lisa’s responsibilities included accounting for each subsidiary company, bidding and pricing for tendered and private jobs, coordinating and managing 24-hour work crews for out of town projects and projects in the City of Winnipeg employing up to 100 workers, dispatching and directing the trucks and employees to various locations, managing human resources, and consulting for various companies in land development as well as Lesters Construction’s own developments.

In 2005, Lisa was hired as a Marketing Executive by Style Manitoba. She is responsible for leading the Sales team and marketing the magazine through many various functions including fundraising for many charities as well as coordinating Live Concerts and various events to help promote and market Style. Her experience involves leading the sales team and marketing; she was also involved in producing a TV show called StyleWest which was a lifestyle TV series featuring the magazine.

Ms. Lester does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We have chosen Ms. Lester as our director because of her leadership skills and business development experience, management skills and years of experience in sales.

Nicole Harris. As a dynamic and achievement-oriented leader with over 20 years of experience in journalism, business and as the founder of her own Risk Management/PR firm, Nicole thrives on aiding organizational growth and development, motivating others to take action around a shared vision. Her experience as a journalist, television news anchor and executive producer led her to focus on building strong teams that rely on individual strengths coming together.

In 2006, Nicole founded her own PR/Risk Management firm (Maverick Media) where her team safely ‘sherpa-guides’ their clients through national Risk Management issues. Her team proudly showcases their clients’ innovative products, social justice stories, and health-focused initiatives to the world, including at CES in Vegas and Mobile World Congress in Spain. Nicole’s firm manages their clients Brand with special attention to Reputation Management, Media

Relations/Marketing Strategy and Online Reputation Management.

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As Co-Founder & VP Marketing & Communications of Magnifind.Health, Nicole is driven by a passion to foster meaningful positive health outcomes for people and their families worldwide. Her passion is empowering people by helping them understand their health issues and educating them to make informed choices about their health and wellness treatment options. As a collaborator and connector, she enjoys working with professionals and health associations that are proudly represented within the Magnifind community. Nicole is proud to serve on the Women in Communications & Technology (WCT) Board and Women in Leadership Board through Tech Manitoba. She also proudly supports local food banks, The Salvation Army and the Dream Factory for children with life-threatening illnesses.

Ms. Harris does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940

We have chosen Ms. Harris as our director because of her leadership skills and years of PR and risk management with big organizations and public companies.

Daniel Lester. The education background is a University of Manitoba – Commerce graduate majoring in accounting. Daniel has worked for his family construction and land development businesses. Daniel has worked for a large multinational concrete-aggregate company. Daniel has provided consulting for buildings and land developments in Manitoba. Daniel has been a Director on numerous boards varying from heavy construction to safety companies, to recreational nonprofit organizations. Daniel has been a consultant to Magnifind since its inception at a corporate organizational level. Daniel has been self-employed for the last 10 years as a management consultant for Dan Lester Consulting. Daniel has never been a director for a publicly traded corporation.

Term of Office

Our directors are elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our board of directors and hold office until removed by our board of directors or until their successors are appointed.

Family Relationships

The family relationships between our executive officers and directors is with Lisa Lester and Daniel Lester as they are siblings.

Other Significant Employees

Other than our executive officers, we do not currently have any significant employees.

Involvement in Certain Legal Proceedings

Aside from the following, during the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities: i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii. Engaging in any type of business practice; or iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

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4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: i. Any Federal or State securities or commodities law or regulation; or ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued to our named executive officers, as that term is defined in Item 402(m)(2) of Regulation S-K, for the years ended December 31, 2019 and 2018.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Adir Iakya Chief Executive Officer and Director	2019 2018
Lisa Lester Secretary, Vice President and Director	2019 2018
Nicole Harris Treasurer, Vice President and Director	2019 2018
Daniel Lester Assistant Secretary and Director	2019 2018

Narrative to Summary Compensation Table

The company currently does not compensate its officers. The company plans to enter into employment agreements with its management as soon as funds are available for that purpose.

Outstanding Equity Awards At Fiscal Year End

We do not have any outstanding equity awards.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 23, 2020, certain information as to shares of our voting stock and owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown. Unless otherwise indicated below, each entity or person listed below maintains an address of 17 Southwell Rd. Winnipeg, MB  R2G 2X2.

	Common Stock		Series A Preferred Stock		Series C Preferred Stock		Series E Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)	Number of Shares Owned (1)	Percent of Class(2)	Number of Shares Owned(1)	Percent of Class (2)	Number of Shares Owned (1)	Percent of Class (2)
Adir Iakya	-	-	-	-	-	-	32	32.7%
Lisa Lester	-	-	-	-	321,429	32.1%	33	33.7%
Nicole Harris(5)	-	-	-	-	321,428	32.1%	33	33.7%
Daniel Lester	-	-	-	-	-	-
All Directors and Executive Officers as a Group (4 persons)	-	-	-		642,857	64.2%
5% Holders
Michael Kahiri(6)	-	-	-	-	212,143	21.2%	-	-
Brandon Dean 3501 South Maryland Parkway #47 Las Vegas, NV 89169	-	-	100,000	100%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class of common stock is based on 3,010,314,753 shares of common stock outstanding as of October 23, 2020. The percent of Series A Preferred Stock is based on 100,000 shares of Series A Preferred Stock outstanding as of October 23, 2020. The percent of Series C Preferred Stock is based on 1,000,000 shares of Series C Preferred Stock outstanding as of October 23, 2020. The percent of Series E Preferred Stock is based on 98 shares of Series E Preferred Stock outstanding as of October 23, 2020.

Changes in Control

We are not aware of any arrangement, which may result in a change in control in the future.

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RELATED TRANSACTIONS

Except as disclosed below or set forth in “Selling Security Holders” and “Executive Compensation” above, none of the following parties has, during our last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, in which the Company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last two completed fiscal years:

(i)	Any of our directors or officers;
(ii)	Any person proposed as a nominee for election as a director;

(iii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding common shares;
(iv)	Any of our promoters; and

(v)	Any relative or spouse of any of the foregoing persons who has the same house as such person.

On June 25, 2020, we acquired 9430075 Canada Ltd. (“Magnifind”) in a share exchange transaction whereby we issued 1,000,000 shares of our newly created Series C Preferred Stock in exchange for all of the capital stock of Magnifind held by the shareholders of Magnifind. Magnifind is now our wholly owned operating subsidiary.

DIRECTOR INDEPENDENCE

We intend to apply to have our common shares quoted on the OTCQB inter-dealer quotation system, which does not have director independence requirements.  Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.   All of our directors are also officers.  Accordingly, we do not have any independent members on our Board of Directors.

As a result of our limited operating history and minimal resources, our management believes that it will have difficulty in attracting independent directors.  In addition, we would likely be required to obtain directors and officers insurance coverage in order to attract and retain independent directors.  Our management believes that the costs associated with maintaining such insurance is prohibitive at this time.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SUBJECT TO COMPLETION, DATED ______________________

PROSPECTUS

MEDGEN, INC.

25,000,000,000 PRIMARY SHARES

75,000,000,000 SECONDARY SHARES

Dealer Prospectus Delivery Obligation

Until _____________________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

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INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Expenses(1)	US($)
SEC Registration Fee	$1,298.00
Transfer Agent Fees	$1,000
Accounting Fees and Expenses	$9,000
Legal Fees and Expenses	$5,000
Total	$16,298.00

Note:

(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be paid by the selling security holders.  The selling security holders, however, will pay any other expenses incurred in selling their shares, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Wyoming General Corporation Law and our By-Laws.

Section 17-16-856 of the Wyoming Business Corporation Act provides that a corporation may indemnify corporate “agents” (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful, and against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding against such agent, but otherwise may be made only upon a determination in each instance either by a majority vote of a quorum of the Board of Directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct. Corporations may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

From inception, we completed the following sales of unregistered securities:

▪	We issued 1,000,000 shares of Series C Preferred Stock to the shareholders of 9430075 Canada Ltd. in connection with a Share Exchange Agreement dated June 25, 2020.

For U.S. investors, the above shares were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

For our offshore investors, the above shares were issued in reliance on Regulation S, promulgated under the Securities Act, as the securities were issued in an "offshore transaction," as defined in Rule 902(h) of Regulation and we did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
2.1	Share Exchange Agreement, dated June 25, 2020
2.2	Amendment to Share Exchange Agreement, dated September 16, 2020
3.1	Amended and Restated Articles of Incorporation
3.2	Bylaws
4.1	Note Settlement and Debt Restructure Agreement, dated August 24, 2018
5.1	Opinion of The Doney Law Firm with consent to use
23.1	Consent of Boyle CPA, LLC
23.2	Consent of Boyle CPA, LLC
99.1	Subscription Agreement

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

4. That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City Winnipeg, Manitoba Canada, on October 23, 2020.

MEDGEN, INC.

By:	/s/ Adir Iakya
ADIR IAKYA
President, CEO, Director, Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Adir Iakya	President, CEO, Director, Chief Financial Officer(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 23, 2020
ADIR IAKYA

Signature	Title	Date
/s/ Lisa Lester	Secretary, Vice President and Director	October 23, 2020
Lisa Lester

Signature	Title	Date
/s/ Nicole Harris	Treasurer, Vice President and Director	October 23, 2020
Nicole Harris

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